PALMER & DODGE LLP
                    ONE BEACON STREET, BOSTON, MA 02108-3190

Telephone: (617) 573-0100                              Facsimile: (617) 227-4420


                                 March 19, 2001




First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

         Re:      First Investors Multi-state Insured Tax Free Fund
                  -------------------------------------------------

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 26 to the Registration Statement on Form N-lA of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                              Very truly yours,

                                              /s/ PALMER & DODGE LLP

                                              PALMER & DODGE LLP